Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements No. 333-214080 and No. 333-221429 on Form S-8 and Registration Statement No. 333-217675 on Form S-3 of Goodrich Petroleum Corporation of our report dated March 12, 2021, relating to the consolidated financial statements of Goodrich Petroleum Corporation, appearing in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Moss Adams LLP

Houston, Texas

March 12, 2021